Consent of KPMG LLP

The Board of Directors
Union Acceptance Corporation:


We consent to the use of our report included herein the Registration Statement on Form S-2 of Union Acceptance Corporation and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP

KPMG LLP

Indianapolis, Indiana
April 4, 2001